EXHIBIT 3.1

MINNESOTA SECRETARY OF STATE	[Barcode: 13524570002]
[ Handwritten : LLC - OR ]
ARTICLES OF ORGANIZATION FOR
A LIMITED LIABILITY COMPANY

MINNESOTA STATUTES CHAPTER 322B
PLEASE TYPE OR PRINT IN BLACK INK.

Before Completing this Form Please Read the Instructions on the Back.	FILING FEE $135.00
1. Name of Company: Red River Energy, LLC
2. Registered Office Address:(P.O. Box is Unacceptable)

24081 Highway 54	Elbow Lake	MN	56531

Complete Street Address or Rural Route and Rural Route Box Number	City	State	ZIP Code
3. Name of Registered Agent (optional): Michelle Swenson
4. Business Mailing Address: (if different from registered office address)

same

Address	City	State	ZIP Code
5. Desired Duration of LLC: (in years)perpetual (If you do not complete this item, a perpetual duration is assumed by law.)
6. Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?
               (Check One) Yes ☐ No ☑
7. Name and Address of Organizer(s):

Name (print)	Complete Address				Original Signature equired)
	Street	City	State	Zip
William E. Hanigan	666 Grand Ave. Ste. 2000				/s/ William B. Hanigan
	Des Moines		IA	50309
8. Name and Telephone Number of Contact Person for this LLC:

Name William E. Hanigan	[Stamped: “STATE OF MINNESOTA, DEPARTMET OF STATE, FILED, MAY 11, 2005, Mary Kiffmeyer, Secretary of State] [ Handwritten : CRK ]

Phone (515) 242-2473

bus88 Rev.3-03